EXHIBIT 99

Public Service Enterprise Group 80 Park Plaza Newark, NJ 07102
CONTACT:
Investor Relations	Media Relations
Carlotta.Chan@pseg.com	Marijke.Shugrue@pseg.com
973-430-6565	908-531-4253

PSEG ANNOUNCES 2021 SECOND QUARTER RESULTS

$0.35 PER SHARE NET LOSS ON PSEG POWER TRANSITION CHARGE

$0.70 PER SHARE NON-GAAP OPERATING EARNINGS

Raises Bottom End of Full Year 2021 Non-GAAP Operating Earnings

Guidance Range to $3.40 – $3.55 Per Share

De-Risking from Transmission Rate Settlement, Progress on Strategic Alternatives

(August 3, 2021 – Newark, NJ) Public Service Enterprise Group (NYSE: PEG) reported a Net Loss for the second quarter of 2021 of $177 million, or $0.35 per share, compared to Net Income of $451 million, or $0.89 per share, in the second quarter of 2020. Non-GAAP Operating Earnings for the second quarter of 2021 were $356 million, or $0.70 per share, compared to non-GAAP Operating Earnings for the second quarter of 2020 of $404 million, or $0.79 per share. Non-GAAP results for the second quarter exclude items shown in Attachments 8 and 9. For the second quarter of 2021, PSEG Power recorded a pre-tax impairment of approximately $519 million at its New England asset group, partially offset by a pre-tax gain of approximately $62 million from the sale of PSEG Power’s ownership interest in Solar Source LLC.

Ralph Izzo, chairman, president and chief executive officer commented, “We continue to make great progress on a number of fronts to position ourselves for the future. We had a strong operating quarter that once again produced non-GAAP Operating Earnings in line with our expectations for the year. Our GAAP results for the quarter reflect an asset impairment charge related to the quarterly assessment of the likelihood and timing of potential asset sales in connection with exploring strategic alternatives for PSEG Power’s non-nuclear generating assets. As part of this transition, PSEG recently completed the sale of the 467 MW-dc Solar Source portfolio, and we are in advanced discussions regarding the potential sale of the fossil fleet.”

“The marketing of the fossil assets has garnered a significant level of interest from numerous qualified buyers in a competitive process, which is advancing as expected. We announced the exploration of strategic alternatives last July with the intention of simplifying PSEG’s business mix to be primarily a regulated electric and gas utility, complemented by a significantly contracted, carbon-free energy infrastructure company through the retention of our nuclear fleet and investments in regional offshore wind. Over the past year we have eliminated uncertainty in many areas, and continue to favorably position the company for the future,” said Izzo.

“We are also pleased with our recent announcement of PSE&G’s agreement with the New Jersey Board of Public Utilities (BPU) and the Division of Rate Counsel to voluntarily reduce its annual transmission revenue requirement, which includes a reduction in its base return on equity on its transmission formula rate to 9.90% from 11.18%”, Izzo continued. “This agreement is a balanced resolution that delivers timely savings to customers and resolves a significant regulatory uncertainty for PSE&G. Pending approval from the Federal Energy Regulatory Commission (FERC), the settlement is anticipated to save a typical electric residential customer approximately 3% on their monthly bills upon implementation.”

On June 14, New Jersey lifted its Public Health Emergency Order in effect since March 2020. The continued re-opening of the New Jersey economy has lifted commercial activity and resulted in a rebound in demand. Electric sales adjusted for weather were up nearly 4% over the second quarter of 2020, led by an 11% increase in Commercial sales, offset by a 5% decline in Residential sales as people gradually return to work outside the home.

Also in June, PSEG furthered its leadership position in the industry by accelerating our Net Zero carbon emissions vision by 20 years to 2030 and expanding the goal to include direct greenhouse gas (GHG) emissions (for scope 1) and indirect GHG emissions (for scope 2) from operations at both PSEG Power and PSE&G. In establishing our Net Zero by 2030 vision, we assumed advances in technology, public policy, customer behavior and offsets. Scope 1 emissions include power generation, methane leaks, vehicle fleet emissions, sulfur hexafluoride and refrigerant leaks. Scope 2 emissions include both gas and electric purchased energy for our PSE&G facilities and line losses.

The following table provides a reconciliation of PSEG’s Net Income/(Loss) to non-GAAP Operating Earnings for the second quarter. See Attachments 8 and 9 for a complete list of items excluded from Net Income/(Loss) in the determination of non-GAAP Operating Earnings.

PSEG CONSOLIDATED RESULTS (unaudited)

Second Quarter Comparative Results

2021 and 2020

	Income/(Loss)		Diluted Earnings/(Loss)
	($ millions)		Per Share
	2021	2020	2021	2020
Net Income/(Loss)	$(177)	$451	$(0.35)	$0.89
Reconciling Items	533	(47)	1.05	(0.10)

Non-GAAP Operating Earnings	$356	$404	$0.70	$0.79

		Avg. Shares	504M *	507M

*

Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the quarter ended June 30, 2021 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 507 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results.

Ralph Izzo added, “We are raising by $0.05 per share the bottom end of PSEG’s non-GAAP Operating Earnings guidance for full-year 2021 to a range of $3.40 to $3.55 per share based on favorable results at PSE&G and Power through the first half of the year. The updated guidance also reflects an August 1 effective date to implement the Transmission rate settlement, and the expectation that the fossil assets will contribute to consolidated results through the end of the year. PSE&G’s planned capital spending of $2.7 billion is on schedule and on budget, as is our consolidated, five-year, $14 billion to $16 billion capital plan, which we intend to execute without the need to issue new equity.”

The following table outlines PSEG’s expectations for non-GAAP Operating Earnings by subsidiary:

2021 Non-GAAP Operating Earnings Guidance

($ millions, except EPS)

2021E
PSE&G	$1,420 - $1,470
PSEG Power	$295 - $370
PSEG Enterprise/Other	($15)
Non-GAAP Operating Earnings	$1,725 - $1,800
Non-GAAP Operating EPS	$3.40 - $3.55

E = Estimate

Results and Outlook by Operating Subsidiary

PSE&G

Second Quarter 2021 and 2020 Comparative Results

($ millions, except EPS)

PSE&G	2Q 2021	2Q 2020	Q/Q Change
Net Income	$309	$283	$26
Earnings Per Share	$0.61	$0.56	$0.05

PSE&G reported Net Income of $309 million ($0.61 per share) for the second quarter of 2021 compared with Net Income of $283 million ($0.56 per share) for the second quarter 2020.

PSE&G’s second quarter results reflect revenue growth from ongoing capital investment programs. Growth in transmission rate base added $0.01 per share to second quarter Net Income, partly offset by the timing of Transmission O&M and true-ups from prior-year filings. Electric margin added $0.02 per share to Net Income compared to the year-earlier quarter, driven by Commercial and Industrial demand. Gas margin added $0.01 per share, driven by Gas System Modernization Program II rate roll-ins. Gas-related bad debt expense, and operating and maintenance expense were both $0.01 per share favorable compared to the year-earlier quarter, driven by the timing of deferrals that began last September. Distribution related depreciation lowered Net Income by $0.01 per share. Non-operating pension expense was $0.02 per share favorable compared with second quarter 2020. Tax expense was $0.02 unfavorable compared to second quarter 2020, driven by the timing of adjustments to reflect PSE&G’s estimated annual effective tax rate.

The recently announced Transmission agreement, if approved by the FERC, would reset the base return on equity for PSE&G’s formula rate to 9.90% (reduced from 11.18%) which will lower its annual transmission revenue requirement by about $100 million per year (pre-tax). Combined with other elements of the settlement, which has a requested August 1, 2021 effective date, the financial impact of this settlement agreement is expected to lower PSE&G’s Net Income by approximately $50 million - $60 million, or $0.10 - $0.12 per share, on an annual basis in the first 12 months, once implemented.

Weather for Q2 2021 was significantly warmer compared with the second quarter of 2020, with a Temperature Humidity Index that was 34% higher than normal and a significantly higher than normal number of hours at 90°F or greater. The New Jersey economy continued to recover in the second quarter, increasing total weather normalized electric sales by approximately 4% compared to Q2 2020, at the height of the COVID-19 economic restrictions. On a trailing 12-month basis, weather normalized electric and gas sales were each higher by approximately 1%, with residential electric and gas usage up by 4% and 2%, respectively.

The Conservation Incentive Program, which started June 1 for electric sales, removes the variations of weather, economic activity, efficiency and customer usage from our financial results, resetting margins to a baseline level. This new mechanism supports PSE&G’s ability to maximize customer participation in energy efficiency programs without losing margin from lower sales. A similar program covering gas sales will commence October 1 and replace the weather normalization clause.

PSE&G’s capital program remains on schedule. PSE&G invested approximately $700 million in the second quarter and $1.3 billion through June. This capital is part of 2021’s $2.7 billion electric and gas infrastructure program to upgrade transmission and distribution facilities, and enhance reliability and increase resiliency. We continue to forecast over 90% of PSEG’s planned capital investment will be directed to the utility over the 2021-2025 timeframe.

PSE&G’s forecast of Net Income for 2021 has been updated to $1,420 million - $1,470 million, from $1,410 million - $1,470 million.

PSEG Power

Second Quarter 2021 and 2020 Comparative Results

($ millions, except EPS)

PSEG Power	2Q 2021	2Q 2020	Q/Q Change
Net Income (Loss)	$(483)	$170	$(653)
Earnings (Loss) Per Share (EPS)	$(0.95)	$0.34	$(1.29)
Non-GAAP Operating Earnings	$50	$123	$(73)
Non-GAAP EPS	$0.10	$0.24	$(0.14)
Non-GAAP Adjusted EBITDA	$159	$258	$(99)

PSEG Power reported a Net Loss of $483 million ($0.95 per share) for the second quarter of 2021, non-GAAP Operating Earnings of $50 million ($0.10 per share), and non-GAAP Adjusted EBITDA of $159 million. This compares to second quarter 2020 Net Income of $170 million, non-GAAP Operating Earnings of $123 million and non-GAAP Adjusted EBITDA of $258 million.

PSEG Power’s second quarter non-GAAP Operating Earnings were affected by several items that combined lowered results by $0.14 per share below the year-ago quarter. Re-contracting and market impact reduced results by $0.09 per share, reflecting seasonal shape of hedging activity and higher cost to serve load versus the year-ago quarter. Generating volume and Zero Emission Certificates were each down by $0.01 per share, affected by lower nuclear output related to the spring refueling outage at the 100%-owned Hope Creek nuclear plant. PJM capacity revenue added $0.02 per share to the year-ago quarterly comparison, following the slight stepdown in pricing with the new June 1 energy year. Higher O&M expense reduced results by $0.04 per share compared to last year’s second quarter primarily reflecting the planned Hope Creek refueling outage and higher fossil operating expenses. Lower depreciation expense, reflecting the sale of the Solar Source portfolio and the early retirement of the Bridgeport Harbor coal-fired generating station, combined with lower interest expense added $0.02 per share versus the year-ago quarter. Taxes and other items were $0.03 per share unfavorable, reflecting the absence of the multi-year tax audit settlement included in second-quarter 2020 results.

Total generation output declined by 1% to 12.6 TWh in the second quarter as nuclear output declined due to the refueling outage at Hope Creek and a subsequent forced outage. PSEG Power’s CCGT fleet produced 5.3 TWh of output, up 8%, in response to higher market demand. The nuclear fleet operated at an average capacity factor of 86% for the quarter, producing 7.2 TWh, down by 7% over Q2 2020, which represented 57% of total generation. PSEG Power is forecasting generation output of 25 to 27 TWh for the remaining two quarters of 2021, and has hedged 95% - 100% of this production at an average price of $30 per MWh. Also during the quarter, PSEG Power eliminated all coal from its generation mix with the early retirement of Bridgeport Harbor Station Unit 3.

PSEG Power’s quarterly impairment assessments related to its strategic review of non-nuclear generating assets determined that the ISO New England asset grouping showed an impairment as of June 30, 2021. As a result, PSEG Power recorded a pre-tax charge of approximately $519 million for this asset grouping. The PJM and New York-ISO groupings did not show an impairment as of June 30, 2021; however, a move of these assets to held-for-sale, which would be effective upon an anticipated sale agreement, would prompt an additional material impairment to the fossil portfolio. In June 2021, PSEG completed the sale of PSEG Solar Source, which resulted in a pre-tax gain on the sale of approximately $62 million and income tax expense of approximately $63 million, primarily due to the recapture of investment tax credits on units that operated for less than five years.

The forecast of PSEG Power’s non-GAAP Operating Earnings for 2021 has been updated to $295 million - $370 million (from $280 million - $370 million). Our estimate of non-GAAP Adjusted EBITDA remains unchanged at $850 million - $950 million.

PSEG Enterprise/Other

PSEG Enterprise/Other reported a Net Loss of $3 million ($0.01 per share) for the second quarter of 2021, compared to a Net Loss of $2 million ($0.01 per share) for the second quarter of 2020. The Net Loss for the second quarter of 2021 reflects higher interest at the Parent partially offset by ongoing contributions from PSEG Long Island. In June, PSEG Long Island entered into a non-binding Term Sheet with the Long Island Power Authority that would resolve all of the Authority’s claims related to Tropical Storm Isaias. The terms will guide amendments to our Operations Services Agreement (OSA) and then be submitted to New York State authorities for approval later this year. The OSA contract term will continue through 2025, with a mutual option to extend.

For 2021, the forecast for PSEG Enterprise/Other remains unchanged at a Net Loss of $15 million.

###

Public Service Enterprise Group Inc. (PSEG) (NYSE: PEG) is a publicly traded diversified energy company with approximately 13,000 employees. Headquartered in Newark, N.J., PSEG’s principal operating subsidiaries are: Public Service Electric and Gas Co. (PSE&G), PSEG Power and PSEG Long Island. PSEG is a Fortune 500 company included in the S&P 500 Index and has been named to the Dow Jones Sustainability Index for North America for 13 consecutive years (https://corporate.pseg.com).

Non-GAAP Financial Measures

Management uses non-GAAP Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG’s financial performance to previous financial results. Non-GAAP Operating Earnings exclude the impact of returns (losses) associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and material one-time items.

Management believes the presentation of non-GAAP Adjusted EBITDA for PSEG Power is useful to investors and other users of our financial statements in evaluating operating performance because it provides them with an additional tool to compare business performance across companies and across periods. Management also believes that non-GAAP Adjusted EBITDA is widely used by investors to measure operating performance without regard to items such as income tax expense, interest expense and depreciation and amortization, which can vary substantially from company to company depending upon, among other things, the book value of assets, capital structure and whether assets were constructed or acquired. Non-GAAP Adjusted EBITDA also allows investors and other users to assess the underlying financial performance of our fleet before management’s decision to deploy capital. Non-GAAP Adjusted EBITDA excludes the same items as our non-GAAP Operating Earnings measure as well as income tax expense, interest expense and depreciation and amortization.

See Attachments 8 and 9 for a complete list of items excluded from Net Income (Loss) in the determination of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA. The presentation of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA is intended to complement, and should not be considered an alternative to the presentation of Net Income, which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA as presented in this release may not be comparable to similarly titled measures used by other companies.

Due to the forward looking nature of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA guidance, PSEG is unable to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measure. Management is unable to project certain reconciling items, in particular MTM and NDT gains (losses), for future periods due to market volatility.

Forward-Looking Statements

Certain of the matters discussed in this report about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward- looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the United States Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to:

•	any inability to successfully develop, obtain regulatory approval for, or construct generation, transmission and distribution projects;

•	lack of growth or slower growth in the number of customers or the failure of our Conservation Incentive Program to fully address a decline in customer demand;

•

any equipment failures, accidents, severe weather events, acts of war or terrorism or other incidents, including pandemics such as the ongoing coronavirus pandemic, that may impact our ability to provide safe and reliable service to our customers;

•	any inability to recover the carrying amount of our long-lived assets;

•	any inability to maintain sufficient liquidity;

•	the impact of cybersecurity attacks or intrusions;

•	the impact of the ongoing coronavirus pandemic;

•	the impact of our covenants in our debt instruments on our operations;

•	adverse performance of our nuclear decommissioning and defined benefit plan trust fund investments and changes in funding requirements;

•	risks associated with the timeline and ultimate outcome of our exploration of strategic alternatives relating to PSEG Power’s non-nuclear generating fleet;

•

the failure to complete, or delays in completing, our proposed investment in the Ocean Wind offshore wind project, or following the completion of our initial investment in the project, the failure to realize the anticipated strategic and financial benefits of the project;

•	fluctuations in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units;

•	our ability to obtain adequate fuel supply;

•	market risks impacting the operation of our generating stations;

•	changes in technology related to energy generation, distribution and consumption and changes in customer usage patterns;

•	third-party credit risk relating to our sale of generation output and purchase of fuel;

•	any inability of PSEG Power to meet its commitments under forward sale obligations;

•	reliance on transmission facilities to maintain adequate transmission capacity for our power generation fleet;

•	the impact of changes in state and federal legislation and regulations on our business, including PSE&G’s ability to recover costs and earn returns on authorized investments;

•	PSE&G’s proposed investment programs may not be fully approved by regulators and its capital investment may be lower than planned;

•

the absence of a long-term legislative or other solution for our New Jersey nuclear plants that sufficiently values them for their carbon-free, fuel diversity and resilience attributes, or the impact of the current or subsequent payments for such attributes being materially adversely modified through legal proceedings;

•	adverse changes in energy industry laws, policies and regulations, including market structures and transmission planning and transmission returns;

•

risks associated with our ownership and operation of nuclear facilities, including regulatory risks, such as compliance with the Atomic Energy Act and trade control, environmental and other regulations, as well as financial, environmental and health and safety risks;

•	changes in federal and state environmental regulations and enforcement; and

•	delays in receipt of, or an inability to receive, necessary licenses and permits.

All of the forward-looking statements made in this report are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this report apply only as of the date of this report. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

The forward-looking statements contained in this report are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

From time to time, PSEG, PSE&G and PSEG Power release important information via postings on their corporate Investor Relations website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the Investor Relations website to review new postings. You can sign up for automatic email alerts regarding new postings at the bottom of the webpage at https://investor.pseg.com.

Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Three Months Ended June 30, 2021
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$1,874	$(20)	$1,514	$380

OPERATING EXPENSES
Energy Costs	606	(174)	509	271
Operation and Maintenance	783	131	393	259
Depreciation and Amortization	322	8	231	83
(Gains) Losses on Asset Dispositions and Impairments	457	—	—	457

Total Operating Expenses	2,168	(35)	1,133	1,070

OPERATING INCOME (LOSS)	(294)	15	381	(690)

Income from Equity Method Investments	6	—	—	6
Net Gains (Losses) on Trust Investments	81	2	—	79
Other Income (Deductions)	33	1	24	8
Net Non-Operating Pension and OPEB Credits (Costs)	82	5	66	11
Interest Expense	(147)	(22)	(101)	(24)

INCOME (LOSS) BEFORE INCOME TAXES	(239)	1	370	(610)

Income Tax Benefit (Expense)	62	(4)	(61)	127

NET INCOME (LOSS)	$(177)	$(3)	$309	$(483)

Reconciling Items Excluded from Net Income (Loss)(b)	533	—	—	533

OPERATING EARNINGS (non-GAAP)	$356	$(3)	$309	$50

Earnings Per Share

NET INCOME (LOSS)	$(0.35)	$(0.01)	$0.61	$(0.95)

Reconciling Items Excluded from Net Income (Loss)(b)	1.05	—	—	1.05

OPERATING EARNINGS (non-GAAP)	$0.70	$(0.01)	$0.61	$0.10

	Three Months Ended June 30, 2020
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$2,050	$(89)	$1,456	$683

OPERATING EXPENSES
Energy Costs	595	(238)	510	323
Operation and Maintenance	733	128	380	225
Depreciation and Amortization	315	7	217	91

Total Operating Expenses	1,643	(103)	1,107	639

OPERATING INCOME	407	14	349	44

Income from Equity Method Investments	3	—	—	3
Net Gains (Losses) on Trust Investments	201	4	1	196
Other Income (Deductions)	38	—	26	12
Net Non-Operating Pension and OPEB Credits (Costs)	62	1	52	9
Interest Expense	(151)	(23)	(98)	(30)

INCOME (LOSS) BEFORE INCOME TAXES	560	(4)	330	234

Income Tax Benefit (Expense)	(109)	2	(47)	(64)

NET INCOME (LOSS)	$451	$(2)	$283	$170

Reconciling Items Excluded from Net Income (Loss)(b)	(47)	—	—	(47)

OPERATING EARNINGS (non-GAAP)	$404	$(2)	$283	$123

Earnings Per Share

NET INCOME (LOSS)	$0.89	$(0.01)	$0.56	$0.34

Reconciling Items Excluded from Net Income (Loss)(b)	(0.10)	—	—	(0.10)

OPERATING EARNINGS (non-GAAP)	$0.79	$(0.01)	$0.56	$0.24

(a)	Includes activities at Energy Holdings, PSEG Long Island and the Parent as well as intercompany eliminations.
(b)	See Attachments 8 and 9 for details of items excluded from Net Income/(Loss) to compute Operating Earnings (non-GAAP).

Attachment 2

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Six Months Ended June 30, 2021
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$4,763	$(371)	$3,587	$1,547

OPERATING EXPENSES
Energy Costs	1,635	(676)	1,358	953
Operation and Maintenance	1,561	263	817	481
Depreciation and Amortization	663	16	472	175
(Gains) Losses on Asset Dispositions and Impairments	457	—	—	457

Total Operating Expenses	4,316	(397)	2,647	2,066

OPERATING INCOME (LOSS)	447	26	940	(519)

Income from Equity Method Investments	9	—	—	9
Net Gains (Losses) on Trust Investments	141	3	1	137
Other Income (Deductions)	58	2	52	4
Non-Operating Pension and OPEB Credits (Costs)	164	9	132	23
Interest Expense	(293)	(43)	(199)	(51)

INCOME (LOSS) BEFORE INCOME TAXES	526	(3)	926	(397)

Income Tax Benefit (Expense)	(55)	10	(140)	75

NET INCOME (LOSS)	$471	$7	$786	$(322)

Reconciling Items Excluded from Net Income (Loss) (b)	535	—	—	535

OPERATING EARNINGS (non-GAAP)	$1,006	$7	$786	$213

Earnings Per Share

NET INCOME (LOSS)	$0.93	$0.01	$1.55	$(0.63)

Reconciling Items Excluded from Net Income (Loss) (b)	1.05	—	—	1.05

OPERATING EARNINGS (non-GAAP)	$1.98	$0.01	$1.55	$0.42

	Six Months Ended June 30, 2020
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$4,831	$(411)	$3,339	$1,903

OPERATING EXPENSES
Energy Costs	1,501	(716)	1,218	999
Operation and Maintenance	1,487	255	766	466
Depreciation and Amortization	639	15	439	185

Total Operating Expenses	3,627	(446)	2,423	1,650

OPERATING INCOME	1,204	35	916	253

Income from Equity Method Investments	6	—	—	6
Net Gains (Losses) on Trust Investments	(20)	3	1	(24)
Other Income (Deductions)	42	—	53	(11)
Non-Operating Pension and OPEB Credits (Costs)	124	4	103	17
Interest Expense	(304)	(46)	(194)	(64)

INCOME (LOSS) BEFORE INCOME TAXES	1,052	(4)	879	177

Income Tax Benefit (Expense)	(153)	(3)	(156)	6

NET INCOME (LOSS)	$899	$(7)	$723	$183

Reconciling Items Excluded from Net Income (Loss) (b)	25	—	—	25

OPERATING EARNINGS (non-GAAP)	$924	$(7)	$723	$208

Earnings Per Share

NET INCOME (LOSS)	$1.77	$(0.02)	$1.43	$0.36

Reconciling Items Excluded from Net Income (Loss) (b)	0.05	—	—	0.05

OPERATING EARNINGS (non-GAAP)	$1.82	$(0.02)	$1.43	$0.41

(a)	Includes activities at Energy Holdings, PSEG Long Island and the Parent as well as intercompany eliminations.
(b)	See Attachments 8 and 9 for details of items excluded from Net Income/(Loss) to compute Operating Earnings (non-GAAP).

Attachment 3

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Capitalization Schedule

(Unaudited, $ millions)

	June 30,	December 31,
	2021	2020
DEBT
Commercial Paper and Loans	$1,450	$1,063
Long-Term Debt*	15,695	16,180

Total Debt	17,145	17,243

STOCKHOLDERS’ EQUITY
Common Stock	5,026	5,031
Treasury Stock	(899)	(861)
Retained Earnings	12,273	12,318
Accumulated Other Comprehensive Loss	(522)	(504)

Total Stockholders’ Equity	15,878	15,984

Total Capitalization	$33,023	$33,227

*	Includes current portion of Long-Term Debt.

Attachment 4

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, $ millions)

	Six Months Ended June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$471	$899
Adjustments to Reconcile Net Income to Net Cash Flows from Operating Activities	578	765

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	1,049	1,664

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(793)	(1,433)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(684)	60

Net Change in Cash, Cash Equivalents and Restricted Cash	(428)	291
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	572	176

Cash, Cash Equivalents and Restricted Cash at End of Period	$144	$467

Attachment 5

PUBLIC SERVICE ELECTRIC & GAS COMPANY

Retail Sales

(Unaudited)

June 30, 2021

Electric Sales

	Three Months	Change vs.	Six Months	Change vs.
Sales (millions kWh)	Ended	2020	Ended	2020
Residential	3,209	(1)%	6,475	6%
Commercial & Industrial	6,149	10%	12,417	3%
Other	72	(4)%	171	(2)%

Total	9,430	6%	19,063	4%

Gas Sold and Transported

	Three Months	Change vs.	Six Months	Change vs.
Sales (millions therms)	Ended	2020	Ended	2020
Firm Sales
Residential Sales	201	(19)%	942	8%
Commercial & Industrial	159	(6)%	629	8%

Total Firm Sales	360	(14)%	1,571	8%

Non-Firm Sales*
Commercial & Industrial	203	14%	363	(2)%

Total Non-Firm Sales	203		363

Total Sales	563	(6)%	1,934	6%

*	Contract Service Gas rate included in non-firm sales

Weather Data*

	Three Months	Change vs.	Six Months	Change vs.
	Ended	2020	Ended	2020
THI Hours - Actual	5,532	37%	5,569	37%
THI Hours - Normal	4,131		4,147
Degree Days - Actual	444	(30)%	2,889	7%
Degree Days - Normal	493		3,029

*

Winter weather as defined by heating degree days (HDD) to serve as a measure for the need for heating. For each day, HDD is calculated as HDD = 65°F – the average hourly daily temperature. Summer weather is measured by the temperature-humidity index (THI), which takes into account both the temperature and the humidity to measure the need for air conditioning. Both measures use data provided by the National Oceanic and Atmospheric Administration based on readings from Newark Airport. Comparisons to normal are based on twenty-years of historic data.

Attachment 6

PSEG POWER LLC

Generation Measures(1)

(Unaudited)

	GWhr Breakdown		GWhr Breakdown
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Nuclear - NJ	4,396	4,902	9,747	10,004
Nuclear - PA	2,853	2,879	5,747	5,812

Total Nuclear	7,249	7,781	15,494	15,816

Fossil - Natural Gas - NJ	1,845	1,689	3,628	3,670
Fossil - Natural Gas - NY	1,400	1,135	2,381	2,158
Fossil - Natural Gas - MD	1,355	1,262	2,364	2,456
Fossil - Natural Gas - CT	790	878	1,781	1,830

Total Natural Gas(2)	5,390	4,964	10,154	10,114

Fossil - Coal	(3)	(6)	245	(13)

	12,636	12,739	25,893	25,917

	% Generation by Fuel Type		% Generation by Fuel Type
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Nuclear - NJ	35%	38%	38%	39%
Nuclear - PA	22%	23%	22%	22%

Total Nuclear	57%	61%	60%	61%

Fossil - Natural Gas - NJ	15%	13%	14%	14%
Fossil - Natural Gas - NY	11%	9%	9%	8%
Fossil - Natural Gas - MD	11%	10%	9%	10%
Fossil - Natural Gas - CT	6%	7%	7%	7%

Total Natural Gas(2)	43%	39%	39%	39%

Fossil - Coal	0%	0%	1%	0%

	100%	100%	100%	100%

(1)	Indicates Period Net Generation; negative value reflects more GWh required to operate plants than were generated. Excludes Solar and Kalaeloa.
(2)	Includes several units that are dual fuel for oil.

Attachment 7

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Statistical Measures

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Weighted Average Common Shares Outstanding (millions)*
Basic	504	504	504	504
Diluted	504	507	507	507
Stock Price at End of Period			$59.74	$49.16
Dividends Paid per Share of Common Stock	$0.51	$0.49	$1.02	$0.98
Dividend Yield			3.4%	4.0%
Book Value per Common Share			$31.53	$30.75
Market Price as a Percent of Book Value			189%	160%

*

Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the quarter ended June 30, 2021 as their impact was antidilutive to GAAP results.

Attachment 8

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidated Operating Earnings (non-GAAP) Reconciliation

	Three Months Ended June 30,		Six Months Ended June 30,
Reconciling Items	2021	2020	2021	2020
	($ millions, Unaudited)
Net Income (Loss)	$(177)	$451	$471	$899
(Gain) Loss on Nuclear Decommissioning Trust (NDT)
Fund Related Activity, pre-tax (PSEG Power)	(78)	(192)	(133)	27
(Gain) Loss on Mark-to-Market (MTM), pre-tax (a) (PSEG Power)	285	107	332	—
Plant Retirements, Dispositions and Impairments, pre-tax (PSEG Power)	457	—	457	—
Oil Lower of Cost or Market (LOCOM) adjustment, pre-tax (PSEG Power)	—	(9)	—	11
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	(131)	47	(121)	(13)

Operating Earnings (non-GAAP)	$356	$404	$1,006	$924

PSEG Fully Diluted Average Shares Outstanding (in millions)(c)	504	507	507	507

	($ Per Share Impact - Diluted, Unaudited)
Net Income (Loss)	$(0.35)	$0.89	$0.93	$1.77
(Gain) Loss on NDT Fund Related Activity, pre-tax (PSEG Power)	(0.15)	(0.39)	(0.26)	0.05
(Gain) Loss on MTM, pre-tax (a) (PSEG Power)	0.56	0.21	0.65	—
Plant Retirements, Dispositions and Impairments, pre-tax (PSEG Power)	0.90	—	0.90	—
Oil LOCOM adjustment, pre-tax (PSEG Power)	—	(0.02)	—	0.02
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	(0.26)	0.10	(0.24)	(0.02)

Operating Earnings (non-GAAP)	$0.70	$0.79	$1.98	$1.82

(a)	Includes the financial impact from positions with forward delivery months.
(b)

Income tax effect calculated at the statutory rate except for NDT related activity, which records an additional trust tax of 20%, and the additional investment tax credits (ITC) recapture related to the sale of PSEG Solar Source.

(c)

Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the quarter ended June 30, 2021 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations we used fully diluted average shares outstanding of 507 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results.

Attachment 9

PSEG Power Operating Earnings (non-GAAP) and Adjusted EBITDA (non-GAAP) Reconciliation

	Three Months Ended		Six Months Ended
Reconciling Items	June 30,		June 30,
	2021	2020	2021	2020
	($ millions, Unaudited)
Net Income (Loss)	$(483)	$170	$(322)	$183
(Gain) Loss on NDT Fund Related Activity, pre-tax	(78)	(192)	(133)	27
(Gain) Loss on MTM, pre-tax (a)	285	107	332	—
Plant Retirements, Dispositions and Impairments, pre-tax	457	—	457	—
Oil LOCOM adjustment, pre-tax	—	(9)	—	11
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	(131)	47	(121)	(13)

Operating Earnings (non-GAAP)	$50	$123	$213	$208
Depreciation and Amortization, pre-tax (c)	81	89	171	182
Interest Expense, pre-tax (c) (d)	24	29	50	62
Income Taxes (c)	4	17	46	7

Adjusted EBITDA (non-GAAP)	$159	$258	$480	$459

PSEG Fully Diluted Average Shares Outstanding (in millions)(e)	504	507	507	507

(a)	Includes the financial impact from positions with forward delivery months.
(b)

Income tax effect calculated at the statutory rate except for NDT related activity, which records an additional trust tax of 20%, and the additional ITC recapture related to the sale of PSEG Solar Source.

(c)	Excludes amounts related to Operating Earnings (non-GAAP) reconciling items.
(d)	Net of capitalized interest.
(e)

Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the quarter ended June 30, 2021 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations we used fully diluted average shares outstanding of 507 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results.